EXHIBIT 99.1

Contact:	Richard A. Lechleiter

Executive Vice President and

Chief Financial Officer

(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES FOURTH QUARTER RESULTS

Excluding Certain Items, Company Reports Fourth Quarter Continuing Operations

Diluted EPS of $0.46 Compared to $0.28 in 2011

Company Reports GAAP Continuing Operations Loss of $1.56 per Diluted Share in the Fourth Quarter

Resulting Primarily from a Goodwill Impairment Charge

Annual Operating Cash Flows in Excess of Routine and Development Capital Spending Totaled $97 Million

Company Maintains Fiscal 2013 Core Earnings Guidance of $1.10 to $1.30

LOUISVILLE, Ky. (February 25, 2013) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the fourth quarter and year ended December 31, 2012. The Company’s consolidated financial statements include the operating results of RehabCare Group, Inc. (“RehabCare”) since the closing of the acquisition on June 1, 2011. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

Operating and Financial Highlights:

•	Fourth quarter consolidated revenues grew 2%

•	Hospital and home health combined for revenue gains of 6% compared to last year

•	Hospital division posted solid fourth quarter results

•	Fourth quarter revenues grew 3% and operating income rose 8%

•	While overall admissions were soft, same store non-government admissions rose 2% compared to last year

•	RehabCare division fourth quarter revenues grew 1% while operating income climbed 53%

•	Operating results were bolstered by 27% growth in hospital-based rehabilitation services as well as strong cash collections and a related $8 million bad debt benefit

•	New Medicare Part B therapy caps reduced skilled rehabilitation therapy operating income by approximately $6 million in the quarter

•	Fourth quarter home health and hospice division revenues and operating income nearly doubled from last year

•	Annualized revenues reach $200 million

•	Home health and hospice operations now reside in 12 of 21 Kindred integrated care markets

•	Company posted strong full-year cash flows in 2012

•	Operating cash flows less routine and development capital spending totaled $97 million

•	Company maintains strong financial position entering 2013

•	Cash flows in excess of routine and development capital spending in 2013 should approximate $90 million

•	Available credit capacity approximated $420 million at December 31, 2012

680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300    www.kindredhealthcare.com

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

Fourth Quarter Results

Continuing Operations

Consolidated revenues for the fourth quarter ended December 31, 2012 increased 2% to $1.55 billion compared to $1.52 billion in the same period in 2011. The Company reported a loss from continuing operations for the fourth quarter of 2012 of $80.7 million or $1.56 per diluted share compared to a loss of $65.5 million or $1.28 per diluted share in the fourth quarter of 2011. Operating results for the fourth quarter of 2012 included (a) an asset impairment charge, (b) severance and restructuring costs, (c) transaction-related costs and (d) employee retention costs associated with the upcoming disposal of 54 nursing centers leased from Ventas, Inc. (“Ventas”) (NYSE:VTR) that reduced income from continuing operations by $105.3 million or $2.04 per diluted share. Operating results for the fourth quarter of 2011 included asset impairment charges, transaction-related costs and a loss on a hospital divestiture that reduced income from continuing operations by $79.9 million or $1.56 per diluted share.

During the fourth quarter of 2012, the Company recorded a $108 million goodwill impairment charge to reflect circumstances in which the carrying value of certain assets exceeded their fair value. The impairment charge resulted primarily from the expected decline in operating results in the Company’s rehabilitation division related to previously announced Medicare reimbursement changes that were recently enacted by Congress in connection with the American Taxpayer Relief Act of 2012 (the “Taxpayer Relief Act”).

Fiscal Year Results

Continuing Operations

Consolidated revenues for the year ended December 31, 2012 increased 12% to $6.2 billion compared to $5.5 billion in the previous year. The Company reported a loss from continuing operations of $33.4 million or $0.65 per diluted share in 2012 compared to a loss of $47.8 million or $1.04 per diluted share in 2011.

In addition to the charges noted above in the discussion of fourth quarter results, operating results in 2012 included (a) costs incurred in connection with the closing of a regional office, (b) lease cancellation charges and other costs incurred in connection with two hospital closings and the cancellation of a sub-acute unit project and (c) a charge in connection with an employment-related lawsuit, all of which reduced income from continuing operations by $114.1 million or $2.21 per diluted share. Operating results in 2011 included certain items that reduced income from continuing operations by $134.3 million or $2.90 per diluted share, most of which were related to asset impairment charges and the RehabCare acquisition.

Discontinued Operations

During 2012, the Company entered into transactions related to the divestiture of unprofitable businesses qualifying as discontinued operations. For accounting purposes, the historical operating results and losses on the disposal of these businesses have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

The Company will account for the divestiture of 54 nursing centers leased from Ventas as discontinued operations in 2013.

Management Commentary

Paul J. Diaz, Kindred’s Chief Executive Officer, commented, “In 2012, Kindred continued to make progress in improving quality and patient satisfaction and delivering better clinical outcomes for patients in settings across the post-acute continuum. We want to thank our care givers and colleagues throughout our organization who delivered on Kindred’s promise of hope, healing and recovery, as they worked to advance our mission in spite of a very challenging operating environment.”

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

Commenting on the Company’s recently issued 2012 Quality and Social Responsibility Report, Mr. Diaz noted, “Kindred is proud to issue its sixth annual Quality and Social Responsibility Report to fulfill our commitment to be transparent about our quality results and our ongoing efforts to improve the care and services for our patients and residents.” Mr. Diaz also noted that the report links the Company’s quality initiatives with its Continue the Care and integrated care market strategies. “Both policymakers and the marketplace are demanding that healthcare providers participate in coordinated care strategies to improve care transitions, reduce avoidable hospitalizations and lower costs. Kindred’s integrated care market strategy is designed to leverage Kindred’s national scale to build a continuum of post-acute services in local healthcare delivery markets to achieve these shared goals. Kindred is aggressively developing a post-acute continuum of service lines in local markets, including transitional care hospitals, inpatient rehabilitation facilities, sub-acute or transitional care, and home health and hospice services, in order to partner with physician groups, hospitals, health systems and payors to better manage episodes of care while at the same time improving quality and lowering costs.”

Mr. Diaz remarked, “From an operational standpoint, we finished the year with a solid quarter. Excluding certain items, our continuing operations earnings per diluted share of $0.46 in the fourth quarter was a significant improvement from the comparable $0.28 per share reported last year following major Medicare cuts in both our nursing center and rehabilitation therapy divisions.”

Mr. Diaz further noted, “For the full year, we are pleased to report that we met our core earnings objectives that we estimated at the beginning of the year. Our hospital results were solid, we maintained stability in our nursing center division, our rehabilitation therapy division made great progress in the midst of several Medicare reimbursement changes and we doubled the size of our home health and hospice business. I would characterize 2012 as solid year for Kindred as we met or exceeded most of our clinical and financial goals.”

Commenting on the Company’s strategic initiatives, Mr. Diaz noted, “In 2012, we continued to grow and enhance our integrated care market capabilities, particularly in home health and hospice services, while advancing a strategy to reposition our business mix with the goal of improving our long-term growth, profitability and financial position. Specifically, we completed three home health and hospice acquisitions that added $75 million of annualized revenues and we acquired three previously leased facilities for approximately $103 million that will benefit our balance sheet leverage over time. We also continued to move forward with the divestiture of 54 nursing centers leased from Ventas. In addition, our process to divest other non-strategic assets continues and will result in further changes to our business mix over the course of 2013 and beyond. We also continue to evaluate our active pipeline of acquisition opportunities in our integrated care markets in an effort to advance our strategy, strengthen the Company and enhance shareholder value going forward.”

Mr. Diaz added, “Our significant operating cash flows in excess of routine and development capital spending, as well as our $420 million of available credit going into 2013, provide the financial strength to further reposition the Company’s business mix and advance our Continue the Care strategy in our integrated care markets.”

Looking forward to 2013, Mr. Diaz remarked, “The volume momentum that we saw in December has carried over nicely into our first quarter. Based on our January results, we believe that the new year is off to a strong start.”

Earnings Guidance – Continuing Operations

The Company maintained its previous earnings guidance for 2013. The Company expects consolidated revenues for 2013 to approximate $5.9 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $794 million to $810 million. Rent expense is expected to approximate $387 million, while depreciation and amortization should approximate $189 million. Net interest expense is expected to approximate $113 million. The Company expects to report income from continuing operations for 2013 between $60 million and $70 million or $1.10 to $1.30 per diluted share (based upon diluted shares of 52.7 million).

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

The Company re-affirmed its operating cash flow guidance for 2013 at a range between $230 million and $250 million. Estimated routine capital expenditures for 2013 are expected to range from $120 million to $130 million. In addition to its routine capital expenditures, the Company re-affirmed that its development of new or replacement transitional care (“TC”) hospitals, transitional care centers, and inpatient rehabilitation hospitals (“IRFs”) will approximate $20 million to $30 million in 2013. Operating cash flows in excess of the Company’s routine and development capital spending programs, which are expected to approximate $90 million for 2013, will be available to repay debt and fund acquisitions.

The Company’s earnings guidance for 2013 assumes (a) reductions in Medicare payments for rehabilitation therapy services, including those contained in the Taxpayer Relief Act, expected to range from $25 million to $30 million on an annual basis, and (b) sequestration cuts of 2% related to all of its Medicare revenues that will begin on April 1, 2013. In addition, the guidance assumes that the previously announced exit in 2013 from 54 nursing centers leased from Ventas will be reflected as discontinued operations effective January 1, 2013. The earnings guidance also excludes the effect of any other reimbursement changes, any future acquisitions or dispositions, any impairment charges, and any repurchases of common stock.

In light of the significant reimbursement pressures in 2012, and the expected further reimbursement reductions that are projected to aggregate approximately $100 million in 2013, the Company has focused its efforts on reducing costs and streamlining its operations across the enterprise without impacting the quality of its services. These initiatives have been pursued under the direction of an internal project management team commonly referred to as Project Apollo. Among other things, Project Apollo is driving various structural changes in human resources, sales, marketing and finance under a shared service model that more efficiently meets the needs of the Company’s four major operating divisions. Other areas of emphasis include a re-design of the Company’s employee health plan (including the introduction of higher deductible plans complimented by Company-funded health savings accounts) as well as certain refinements to employee compensation using a market-based total rewards program.

Project Apollo is expected to result in $60 million to $70 million of cost savings in 2013, with a fully implemented annual impact of more than $90 million in 2014.

In the context of Project Apollo, the Company recently initiated a pay freeze across the enterprise and is pursuing certain other cost reductions in 2013. However, in an effort to remain competitive in the marketplace (without increasing its structural costs), the Company will pay a one-time bonus to approximately 47,000 employees who do not participate in the Company’s incentive compensation program. The aggregate pretax cost of this one-time item is expected to approximate $25 million and is not included in the Company’s annual 2013 earnings guidance.

While the Company does not provide quarterly earnings guidance, investors are advised that the Company’s new employee health plan for 2013 requires that a larger portion of the Company’s costs be funded in the first quarter of the year. While the Company expects its aggregate employee health costs for the full year to be flat with 2012 levels, first quarter 2013 costs will be approximately $8 million higher than the same period last year and the subsequent three fiscal quarters will, in aggregate, be lower in costs by the same amount.

Conference Call

As previously announced, investors and the general public may access a live webcast of the fourth quarter 2012 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com or at www.earnings.com. The conference call will be held February 26 at 9:00 a.m. (Eastern Time).

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

A telephone replay of the conference call will become available at approximately 12:00 p.m. on February 26 by dialing 888-203-1112, access code: 9258742. The replay will be available through March 8.

As previously announced, Mr. Diaz will make a presentation regarding the Company at the Citi Global Healthcare Conference in New York City on Tuesday, February 26, 2013, at 2:15 p.m. Eastern Time. He will also take part in a discussion with Frank G. Morgan, CFA, Managing Director, Equity Research: Healthcare Services, at the RBC Capital Markets Healthcare Conference in New York City on Wednesday, February 27, 2013, at 2:30 p.m. (Eastern Time).

In addition, Benjamin A. Breier, President and Chief Operating Officer, will make a presentation regarding the Company at the J.P. Morgan Global High Yield and Leveraged Finance Conference in Miami, Florida, on Wednesday, February 27, 2013, at 11:00 a.m. (Eastern Time).

An updated investor presentation will be available on the Company’s website prior to these meetings.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price include, without limitation, (a) the impact of healthcare reform, which will initiate significant changes to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) or future deficit reduction measures adopted at the federal or state level. Healthcare reform is affecting each of the Company’s businesses in some manner. Potential future efforts in the U.S. Congress to repeal, amend, modify or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of final rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s TC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to the Company’s nursing centers and changed payments for the provision of group therapy services

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 (as amended by the Taxpayer Relief Act) which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes that the automatic 2% reduction on each claim submitted to Medicare will begin on April 1, 2013, (e) the impact of the Taxpayer Relief Act which, among other things, reduces Medicare payments by 50% for subsequent procedures when multiple therapy services are provided on the same day. At this time, the Company believes that the new rules related to multiple therapy services will reduce the Company’s Medicare revenues by $25 million to $30 million on an annual basis, (f) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursement for the Company’s TC hospitals, nursing centers, IRFs and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (g) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (h) the ability of the Company’s hospitals to adjust to potential LTAC certification and medical necessity reviews, (i) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (j) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (k) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (l) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (m) the Company’s ability to meet its rental and debt service obligations, (n) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, (o) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (p) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (q) the Company’s ability to control costs, particularly labor and employee benefit costs, (r) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (s) the Company’s ability to attract and retain key executives and other healthcare personnel, (t) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (u) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (v) the Company’s ability to successfully dispose of unprofitable facilities, (w) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2012 and 2011, (x) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (y) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the fourth quarter and years ended December 31, 2012 and 2011 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income (loss) from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income (loss) from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income (loss) from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 78,000 employees in 46 states. At December 31, 2012, Kindred through its subsidiaries provided healthcare services in 2,203 locations, including 116 transitional care hospitals, six inpatient rehabilitation hospitals, 223 nursing centers, 27 sub-acute units, 101 hospice, home care and private duty locations, 105 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,625 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for four years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Financial Summary

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues	$1,547,721	$1,517,435	$6,181,291	$5,503,928

Loss from continuing operations	$(79,892)	$(65,534)	$(32,371)	$(48,053)
Discontinued operations, net of income taxes:
Loss from operations	(5)	(6,355)	(2,208)	(5,666)
Loss on divestiture of operations	(939)	—	(4,745)	—

Loss from discontinued operations	(944)	(6,355)	(6,953)	(5,666)

Net loss	(80,836)	(71,889)	(39,324)	(53,719)
(Earnings) loss attributable to noncontrolling interests	(790)	58	(1,043)	238

Loss attributable to Kindred	$(81,626)	$(71,831)	$(40,367)	$(53,481)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(80,682)	$(65,476)	$(33,414)	$(47,815)
Loss from discontinued operations	(944)	(6,355)	(6,953)	(5,666)

Net loss	$(81,626)	$(71,831)	$(40,367)	$(53,481)

Loss per common share:
Basic:
Loss from continuing operations	$(1.56)	$(1.28)	$(0.65)	$(1.04)
Discontinued operations:
Loss from operations	—	(0.12)	(0.04)	(0.12)
Loss on divestiture of operations	(0.02)	—	(0.09)	—

Net loss	$(1.58)	$(1.40)	$(0.78)	$(1.16)

Diluted:
Loss from continuing operations	$(1.56)	$(1.28)	$(0.65)	$(1.04)
Discontinued operations:
Loss from operations	—	(0.12)	(0.04)	(0.12)
Loss on divestiture of operations	(0.02)	—	(0.09)	—

Net loss	$(1.58)	$(1.40)	$(0.78)	$(1.16)

Shares used in computing loss per common share:
Basic	51,692	51,335	51,659	46,280
Diluted	51,692	51,335	51,659	46,280

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenues	$1,547,721	$1,517,435	$6,181,291	$5,503,928

Salaries, wages and benefits	914,171	907,853	3,672,475	3,243,603
Supplies	107,125	107,043	432,008	399,819
Rent	107,737	106,135	428,979	398,045
Other operating expenses	306,113	311,333	1,233,134	1,160,293
Other income	(2,591)	(2,711)	(10,812)	(11,191)
Impairment charges	108,952	91,490	110,856	118,202
Depreciation and amortization	52,353	48,101	201,068	165,227
Interest expense	27,934	26,244	107,896	80,919
Investment income	(258)	(242)	(1,054)	(1,031)

	1,621,536	1,595,246	6,174,550	5,553,886

Income (loss) from continuing operations before income taxes	(73,815)	(77,811)	6,741	(49,958)
Provision (benefit) for income taxes	6,077	(12,277)	39,112	(1,905)

Loss from continuing operations	(79,892)	(65,534)	(32,371)	(48,053)
Discontinued operations, net of income taxes:
Loss from operations	(5)	(6,355)	(2,208)	(5,666)
Loss on divestiture of operations	(939)	—	(4,745)	—

Loss from discontinued operations	(944)	(6,355)	(6,953)	(5,666)

Net loss	(80,836)	(71,889)	(39,324)	(53,719)
(Earnings) loss attributable to noncontrolling interests	(790)	58	(1,043)	238

Loss attributable to Kindred	$(81,626)	$(71,831)	$(40,367)	$(53,481)

Amounts attributable to Kindred stockholders:
Loss from continuing operations	$(80,682)	$(65,476)	$(33,414)	$(47,815)
Loss from discontinued operations	(944)	(6,355)	(6,953)	(5,666)

Net loss	$(81,626)	$(71,831)	$(40,367)	$(53,481)

Loss per common share:
Basic:
Loss from continuing operations	$(1.56)	$(1.28)	$(0.65)	$(1.04)
Discontinued operations:
Loss from operations	—	(0.12)	(0.04)	(0.12)
Loss on divestiture of operations	(0.02)	—	(0.09)	—

Net loss	$(1.58)	$(1.40)	$(0.78)	$(1.16)

Diluted:
Loss from continuing operations	$(1.56)	$(1.28)	$(0.65)	$(1.04)
Discontinued operations:
Loss from operations	—	(0.12)	(0.04)	(0.12)
Loss on divestiture of operations	(0.02)	—	(0.09)	—

Net loss	$(1.58)	$(1.40)	$(0.78)	$(1.16)

Shares used in computing loss per common share:
Basic	51,692	51,335	51,659	46,280
Diluted	51,692	51,335	51,659	46,280

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(In thousands, except per share amounts)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$50,007	$41,561
Cash—restricted	5,197	5,551
Insurance subsidiary investments	86,168	70,425
Accounts receivable less allowance for loss	1,038,605	994,700
Inventories	32,021	31,060
Deferred tax assets	12,663	17,785
Income taxes	13,573	39,513
Other	35,532	32,687

	1,273,766	1,233,282
Property and equipment	2,226,903	1,975,063
Accumulated depreciation	(1,083,777)	(916,022)

	1,143,126	1,059,041
Goodwill	1,041,266	1,084,655
Intangible assets less accumulated amortization	439,767	447,207
Assets held for sale	4,131	5,612
Insurance subsidiary investments	116,424	110,227
Other	219,466	198,469

Total assets	$4,237,946	$4,138,493

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$210,668	$216,801
Salaries, wages and other compensation	389,009	407,493
Due to third party payors	35,420	37,306
Professional liability risks	54,088	46,010
Other accrued liabilities	137,204	130,693
Long-term debt due within one year	8,942	10,620

	835,331	848,923
Long-term debt	1,648,706	1,531,882
Professional liability risks	236,630	217,717
Deferred tax liabilities	9,764	17,955
Deferred credits and other liabilities	214,671	191,771
Noncontrolling interests-redeemable	—	9,704
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 53,280 shares—December 31, 2012 and 52,116 shares—December 31, 2011	13,320	13,029
Capital in excess of par value	1,145,922	1,138,189
Accumulated other comprehensive loss	(1,882)	(1,469)
Retained earnings	98,799	139,172

	1,256,159	1,288,921
Noncontrolling interests-nonredeemable	36,685	31,620

Total equity	1,292,844	1,320,541

Total liabilities and equity	$4,237,946	$4,138,493

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(80,836)	$(71,889)	$(39,324)	$(53,719)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	52,392	48,227	201,484	165,594
Amortization of stock-based compensation costs	2,841	3,208	10,852	12,819
Amortization of deferred financing costs	2,592	2,350	9,683	7,581
Payment of lender fees related to debt issuance	(2,940)	—	(2,940)	(46,232)
Provision for doubtful accounts	1,038	13,084	23,692	35,133
Deferred income taxes	6,616	5,170	(11,524)	195
Impairment charges	108,952	102,569	110,856	129,281
Loss on divestiture of discontinued operations	939	—	4,745	—
Other	(981)	1,703	1,772	(2,063)
Change in operating assets and liabilities:
Accounts receivable	9,208	(36,758)	(58,705)	(144,830)
Inventories and other assets	(8,485)	(4,451)	(29,382)	(802)
Accounts payable	737	299	(6,515)	685
Income taxes	(9,294)	(25,537)	29,991	(4,745)
Due to third party payors	(4,411)	(4,130)	(2,723)	568
Other accrued liabilities	(6,893)	2,055	20,600	54,241

Net cash provided by operating activities	71,475	35,900	262,562	153,706

Cash flows from investing activities:
Routine capital expenditures	(38,371)	(37,640)	(115,175)	(132,903)
Development capital expenditures	(12,147)	(18,085)	(50,322)	(87,655)
Acquisitions, net of cash acquired	(38,904)	(4,551)	(178,212)	(715,458)
Sale of assets	150	—	1,260	1,714
Purchase of insurance subsidiary investments	(7,151)	(9,719)	(38,041)	(35,623)
Sale of insurance subsidiary investments	8,290	8,720	38,363	46,307
Net change in insurance subsidiary cash and cash equivalents	(6,114)	(9,343)	(21,285)	(14,213)
Change in other investments	11	3	1,465	1,003
Other	490	180	(539)	(512)

Net cash used in investing activities	(93,746)	(70,435)	(362,486)	(937,340)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	455,000	493,500	1,784,300	2,126,800
Repayment of borrowings under revolving credit	(512,200)	(448,500)	(1,757,100)	(2,198,300)
Proceeds from issuance of senior unsecured notes	—	—	—	550,000
Proceeds from issuance of term loan, net of discount	97,500	—	97,500	693,000
Repayment of other long-term debt	(2,688)	(2,645)	(10,664)	(350,878)
Payment of deferred financing costs	(864)	(383)	(1,465)	(9,098)
Contribution made by noncontrolling interest	—	—	200	—
Distribution made to noncontrolling interests	(308)	—	(3,829)	—
Purchase of noncontrolling interests	(4)	—	(719)	(7,292)
Issuance of common stock	147	—	147	3,019
Other	—	29	—	776

Net cash provided by financing activities	36,583	42,001	108,370	808,027

Change in cash and cash equivalents	14,312	7,466	8,446	24,393
Cash and cash equivalents at beginning of period	35,695	34,095	41,561	17,168

Cash and cash equivalents at end of period	$50,007	$41,561	$50,007	$41,561

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(In thousands, except per share amounts)

	2011 Quarters					2012 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Revenues	$1,189,851	$1,288,478	$1,508,164	$1,517,435	$5,503,928	$1,576,359	$1,533,235	$1,523,976	$1,547,721	$6,181,291

Salaries, wages and benefits	676,757	762,375	896,618	907,853	3,243,603	941,939	905,037	911,328	914,171	3,672,475
Supplies	89,753	96,274	106,749	107,043	399,819	110,729	107,783	106,371	107,125	432,008
Rent	91,216	95,489	105,205	106,135	398,045	105,872	107,053	108,317	107,737	428,979
Other operating expenses	258,641	286,142	304,177	311,333	1,160,293	309,678	311,940	305,403	306,113	1,233,134
Other income	(2,785)	(2,880)	(2,815)	(2,711)	(11,191)	(2,748)	(2,698)	(2,775)	(2,591)	(10,812)
Impairment charges	—	—	26,712	91,490	118,202	867	329	708	108,952	110,856
Depreciation and amortization	32,496	37,816	46,814	48,101	165,227	48,434	49,742	50,539	52,353	201,068
Interest expense	5,728	23,157	25,790	26,244	80,919	26,578	26,716	26,668	27,934	107,896
Investment income	(495)	(257)	(37)	(242)	(1,031)	(292)	(275)	(229)	(258)	(1,054)

	1,151,311	1,298,116	1,509,213	1,595,246	5,553,886	1,541,057	1,505,627	1,506,330	1,621,536	6,174,550

Income (loss) from continuing operations before income taxes	38,540	(9,638)	(1,049)	(77,811)	(49,958)	35,302	27,608	17,646	(73,815)	6,741
Provision (benefit) for income taxes	15,861	(3,295)	(2,194)	(12,277)	(1,905)	14,347	11,392	7,296	6,077	39,112

Income (loss) from continuing operations	22,679	(6,343)	1,145	(65,534)	(48,053)	20,955	16,216	10,350	(79,892)	(32,371)
Discontinued operations, net of income taxes:
Income (loss) from operations	(582)	390	881	(6,355)	(5,666)	(1,143)	(597)	(463)	(5)	(2,208)
Loss on divestiture of operations	—	—	—	—	—	(1,170)	(356)	(2,280)	(939)	(4,745)

Income (loss) from discontinued operations	(582)	390	881	(6,355)	(5,666)	(2,313)	(953)	(2,743)	(944)	(6,953)

Net income (loss)	22,097	(5,953)	2,026	(71,889)	(53,719)	18,642	15,263	7,607	(80,836)	(39,324)
(Earnings) loss attributable to noncontrolling interests	—	421	(241)	58	238	(451)	239	(41)	(790)	(1,043)

Income (loss) attributable to Kindred	$22,097	$(5,532)	$1,785	$(71,831)	$(53,481)	$18,191	$15,502	$7,566	$(81,626)	$(40,367)

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$22,679	$(5,922)	$904	$(65,476)	$(47,815)	$20,504	$16,455	$10,309	$(80,682)	$(33,414)
Income (loss) from discontinued operations	(582)	390	881	(6,355)	(5,666)	(2,313)	(953)	(2,743)	(944)	(6,953)

Net income (loss)	$22,097	$(5,532)	$1,785	$(71,831)	$(53,481)	$18,191	$15,502	$7,566	$(81,626)	$(40,367)

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.57	$(0.14)	$0.02	$(1.28)	$(1.04)	$0.39	$0.31	$0.19	$(1.56)	$(0.65)
Discontinued operations:
Income (loss) from operations	(0.01)	0.01	0.01	(0.12)	(0.12)	(0.02)	(0.01)	(0.01)	—	(0.04)
Loss on divestiture of operations	—	—	—	—	—	(0.02)	(0.01)	(0.04)	(0.02)	(0.09)

Net income (loss)	$0.56	$(0.13)	$0.03	$(1.40)	$(1.16)	$0.35	$0.29	$0.14	$(1.58)	$(0.78)

Diluted:
Income (loss) from continuing operations	$0.56	$(0.14)	$0.02	$(1.28)	$(1.04)	$0.39	$0.31	$0.19	$(1.56)	$(0.65)
Discontinued operations:
Income (loss) from operations	(0.01)	0.01	0.01	(0.12)	(0.12)	(0.02)	(0.01)	(0.01)	—	(0.04)
Loss on divestiture of operations	—	—	—	—	—	(0.02)	(0.01)	(0.04)	(0.02)	(0.09)

Net income (loss)	$0.55	$(0.13)	$0.03	$(1.40)	$(1.16)	$0.35	$0.29	$0.14	$(1.58)	$(0.78)

Shares used in computing earnings (loss) per common share:
Basic	39,035	43,231	51,329	51,335	46,280	51,603	51,664	51,676	51,692	51,659
Diluted	39,543	43,231	51,406	51,335	46,280	51,638	51,675	51,709	51,692	51,659

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(In thousands)

	2011 Quarters					2012 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth		Year
Revenues:
Hospital division	$556,244	$589,102	$678,714	$707,388	$2,531,448	$762,056	$726,717	$712,834	$725,888		$2,927,495
Nursing center division	567,472	568,199	571,226	547,202	2,254,099	544,319	535,644	534,188	533,989		2,148,140
Rehabilitation division:
Skilled nursing rehabilitation services	114,618	161,246	252,574	246,720	775,158	255,451	255,187	253,459	246,004		1,010,101
Hospital rehabilitation services	22,490	38,291	69,811	70,232	200,824	74,369	73,379	71,899	73,885		293,532

	137,108	199,537	322,385	316,952	975,982	329,820	328,566	325,358	319,889		1,303,633

Home health and hospice division	8,038	10,828	15,419	26,451	60,736	28,432	28,872	35,943	50,093		143,340

	1,268,862	1,367,666	1,587,744	1,597,993	5,822,265	1,664,627	1,619,799	1,608,323	1,629,859		6,522,608
Eliminations:
Skilled nursing rehabilitation services	(57,081)	(57,587)	(57,922)	(57,087)	(229,677)	(58,433)	(57,056)	(55,534)	(52,496)		(223,519)
Hospital rehabilitation services	(21,065)	(20,497)	(20,359)	(21,996)	(83,917)	(28,161)	(27,646)	(27,009)	(27,694)		(110,510)
Nursing centers	(865)	(1,104)	(1,299)	(1,475)	(4,743)	(1,674)	(1,862)	(1,804)	(1,948)		(7,288)

	(79,011)	(79,188)	(79,580)	(80,558)	(318,337)	(88,268)	(86,564)	(84,347)	(82,138)		(341,317)

	$1,189,851	$1,288,478	$1,508,164	$1,517,435	$5,503,928	$1,576,359	$1,533,235	$1,523,976	$1,547,721		$6,181,291

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$108,750	$108,543	$125,648	$145,260	$488,201	$162,273	$142,497	$139,350	$156,529	(a)	$600,649
Nursing center division	87,350	93,532	89,592	67,791	338,265	65,533	71,005	70,928	65,676	(a,b)	273,142
Rehabilitation division:
Skilled nursing rehabilitation services	9,159	15,978	27,575	13,204	65,916	14,193	22,942	19,659	23,869	(a)	80,663
Hospital rehabilitation services	5,332	8,033	15,606	14,760	43,731	16,116	17,860	16,977	18,792	(a)	69,745

	14,491	24,011	43,181	27,964	109,647	30,309	40,802	36,636	42,661		150,408

Home health and hospice division	(10)	(447)	1,107	2,453	3,103	2,341	2,789	3,645	4,933	(a)	13,708
Corporate:
Overhead	(38,315)	(43,801)	(48,806)	(43,878)	(174,800)	(42,728)	(44,723)	(45,883)	(45,729	)(a)	(179,063)
Insurance subsidiary	(602)	(420)	(750)	(534)	(2,306)	(482)	(600)	(545)	(500)		(2,127)

	(38,917)	(44,221)	(49,556)	(44,412)	(177,106)	(43,210)	(45,323)	(46,428)	(46,229)		(181,190)
Impairment charges	—	—	(26,712)	(91,490)	(118,202)	(867)	(329)	(708)	(108,952)		(110,856)
Transaction costs	(4,179)	(34,851)	(6,537)	(5,139)	(50,706)	(485)	(597)	(482)	(667)		(2,231)

Operating income	167,485	146,567	176,723	102,427	593,202	215,894	210,844	202,941	113,951		743,630
Rent	(91,216)	(95,489)	(105,205)	(106,135)	(398,045)	(105,872)	(107,053)	(108,317)	(107,737	)(c)	(428,979)
Depreciation and amortization	(32,496)	(37,816)	(46,814)	(48,101)	(165,227)	(48,434)	(49,742)	(50,539)	(52,353)		(201,068)
Interest, net	(5,233)	(22,900)	(25,753)	(26,002)	(79,888)	(26,286)	(26,441)	(26,439)	(27,676)		(106,842)

Income (loss) from continuing operations before income taxes	38,540	(9,638)	(1,049)	(77,811)	(49,958)	35,302	27,608	17,646	(73,815)		6,741
Provision (benefit) for income taxes	15,861	(3,295)	(2,194)	(12,277)	(1,905)	14,347	11,392	7,296	6,077		39,112

	$22,679	$(6,343)	$1,145	$(65,534)	$(48,053)	$20,955	$16,216	$10,350	$(79,892)		$(32,371)

(a)	Includes employee severance costs of $3.4 million (hospital division—$0.7 million, nursing center division—$1.9 million, rehabilitation division—$0.4 million, home health and hospice division—$0.2 million and corporate—$0.2 million) and contract cancellation costs of $0.9 million (corporate) incurred in connection with restructuring activities.
(b)	Includes employee retention costs of $0.9 million incurred in connection with the decision to allow the leases to expire for 54 nursing centers leased from Ventas.
(c)	Includes a lease cancellation charge of $0.1 million incurred in connection with restructuring activities.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(In thousands)

	Fourth Quarter 2012
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (a,b)	division (a,c)	services (a)	services (a)	Total	hospice (a)	Corporate (a)	costs	Eliminations	Consolidated
Revenues	$725,888	$533,989	$246,004	$73,885	$319,889	$50,093	$—	$—	$(82,138)	$1,547,721

Salaries, wages and benefits	316,809	261,313	219,400	51,210	270,610	36,474	29,065	(100)	—	914,171
Supplies	76,031	27,839	868	36	904	2,127	224	—	—	107,125
Rent	54,580	50,222	1,190	21	1,211	1,111	613	—	—	107,737
Other operating expenses	176,519	179,161	1,867	3,847	5,714	6,559	19,531	767	(82,138)	306,113
Other income	—	—	—	—	—	—	(2,591)	—	—	(2,591)
Impairment charges	118	935	107,899	—	107,899	—	—	—	—	108,952
Depreciation and amortization	23,574	14,014	2,918	2,334	5,252	1,482	8,031	—	—	52,353
Interest expense	206	20	120	—	120	(4)	27,592	—	—	27,934
Investment income	(19)	(30)	(1)	—	(1)	—	(208)	—	—	(258)

	647,818	533,474	334,261	57,448	391,709	47,749	82,257	667	(82,138)	1,621,536

Income (loss) from continuing operations before income taxes	$78,070	$515	$(88,257)	$16,437	$(71,820)	$2,344	$(82,257)	$(667)	$—	(73,815)

Provision for income taxes										6,077

Loss from continuing operations										$(79,892)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,817	$8,153	$672	$117	$789	$1,187	$18,425	$—	$—	$38,371
Development	6,693	5,454	—	—	—	—	—	—	—	12,147

	$16,510	$13,607	$672	$117	$789	$1,187	$18,425	$—	$—	$50,518

	Fourth Quarter 2011
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (d)	division	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$707,388	$547,202	$246,720	$70,232	$316,952	$26,451	$—	$—	$(80,558)	$1,517,435

Salaries, wages and benefits	318,093	269,454	221,404	50,151	271,555	19,155	28,976	647	(27)	907,853
Supplies	76,407	28,450	843	67	910	1,025	251	—	—	107,043
Rent	51,818	49,748	1,415	72	1,487	568	695	1,819	—	106,135
Other operating expenses	167,628	181,507	11,269	5,254	16,523	3,818	17,896	4,492	(80,531)	311,333
Other income	—	—	—	—	—	—	(2,711)	—	—	(2,711)
Impairment charges	43,246	2,245	45,999	—	45,999	—	—	—	—	91,490
Depreciation and amortization	22,322	12,554	2,617	2,349	4,966	902	7,357	—	—	48,101
Interest expense	228	26	—	—	—	1	25,989	—	—	26,244
Investment income	(3)	(28)	—	—	—	(1)	(210)	—	—	(242)

	679,739	543,956	283,547	57,893	341,440	25,468	78,243	6,958	(80,558)	1,595,246

Income (loss) from continuing operations before income taxes	$27,649	$3,246	$(36,827)	$12,339	$(24,488)	$983	$(78,243)	$(6,958)	$—	(77,811)

Income tax benefit										(12,277)

Loss from continuing operations										$(65,534)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,521	$7,577	$1,031	$60	$1,091	$65	$19,386	$—	$—	$37,640
Development	13,157	4,027	—	—	—	901	—	—	—	18,085

	$22,678	$11,604	$1,031	$60	$1,091	$966	$19,386	$—	$—	$55,725

(a)	Includes employee severance costs of $3.4 million (hospital division—$0.7 million, nursing center division—$1.9 million, rehabilitation division—$0.4 million, home health and hospice division—$0.2 million and corporate—$0.2 million) and contract cancellation costs of $0.9 million (corporate) incurred in connection with restructuring activities.
(b)	Includes a lease cancellation charge of $0.1 million incurred in connection with restructuring activities.
(c)	Includes employee retention costs of $0.9 million incurred in connection with the decision to allow the leases to expire for 54 nursing centers leased from Ventas.
(d)	Includes loss on divestiture of a hospital of $1.5 million.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(In thousands)

	Year ended December 31, 2012
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (a,b)	division (a,c)	services (a)	services (a)	Total	hospice (a)	Corporate (a)	costs	Eliminations	Consolidated
Revenues	$2,927,495	$2,148,140	$1,010,101	$293,532	$1,303,633	$143,340	$—	$—	$(341,317)	$6,181,291

Salaries, wages and benefits	1,291,835	1,048,079	899,315	206,614	1,105,929	105,303	121,848	(450)	(69)	3,672,475
Supplies	314,230	107,766	3,093	163	3,256	5,953	803	—	—	432,008
Rent	217,341	200,679	5,250	140	5,390	3,140	2,429	—	—	428,979
Other operating expenses	720,781	719,153	27,030	17,010	44,040	18,376	69,351	2,681	(341,248)	1,233,134
Other income	—	—	—	—	—	—	(10,812)	—	—	(10,812)
Impairment charges	753	2,204	107,899	—	107,899	—	—	—	—	110,856
Depreciation and amortization	91,776	53,548	11,061	9,309	20,370	4,442	30,932	—	—	201,068
Interest expense	1,016	88	156	—	156	—	106,636	—	—	107,896
Investment income	(79)	(98)	(2)	—	(2)	—	(875)	—	—	(1,054)

	2,637,653	2,131,419	1,053,802	233,236	1,287,038	137,214	320,312	2,231	(341,317)	6,174,550

Income (loss) from continuing operations before income taxes	$289,842	$16,721	$(43,701)	$60,296	$16,595	$6,126	$(320,312)	$(2,231)	$—	6,741

Provision for income taxes										39,112

Loss from continuing operations										$(32,371)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$38,272	$20,764	$2,274	$348	$2,622	$1,616	$51,901	$—	$—	$115,175
Development	42,265	8,057	—	—	—	—	—	—	—	50,322

	$80,537	$28,821	$2,274	$348	$2,622	$1,616	$51,901	$—	$—	$165,497

	Year ended December 31, 2011
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division(d)	division	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$2,531,448	$2,254,099	$775,158	$200,824	$975,982	$60,736	$—	$—	$(318,337)	$5,503,928

Salaries, wages and benefits	1,152,274	1,085,476	679,177	144,147	823,324	45,378	120,478	16,769	(96)	3,243,603
Supplies	281,433	112,095	2,826	189	3,015	2,438	838	—	—	399,819
Rent	188,120	198,556	6,275	228	6,503	1,366	1,681	1,819	—	398,045
Other operating expenses	609,540	718,263	27,239	12,757	39,996	9,817	66,981	33,937	(318,241)	1,160,293
Other income	—	—	—	—	—	—	(11,191)	—	—	(11,191)
Impairment charges	46,348	25,855	45,999	—	45,999	—	—	—	—	118,202
Depreciation and amortization	74,543	50,040	7,191	5,637	12,828	1,449	26,367	—	—	165,227
Interest expense	500	102	—	—	—	1	66,514	13,802	—	80,919
Investment income	(7)	(86)	(3)	(1)	(4)	(1)	(933)	—	—	(1,031)

	2,352,751	2,190,301	768,704	162,957	931,661	60,448	270,735	66,327	(318,337)	5,553,886

Income (loss) from continuing operations before income taxes	$178,697	$63,798	$6,454	$37,867	$44,321	$288	$(270,735)	$(66,327)	$—	(49,958)

Income tax benefit										(1,905)

Loss from continuing operations										$(48,053)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$46,393	$34,304	$1,700	$238	$1,938	$164	$50,104	$—	$—	$132,903
Development	67,321	19,167	—	—	—	1,167	—	—	—	87,655

	$113,714	$53,471	$1,700	$238	$1,938	$1,331	$50,104	$—	$—	$220,558

(a)	Includes employee severance costs of $3.4 million (hospital division—$0.7 million, nursing center division—$1.9 million, rehabilitation division—$0.4 million, home health and hospice division—$0.2 million and corporate—$0.2 million) and contract cancellation costs of $0.9 million (corporate) incurred in connection with restructuring activities.
(b)	Includes severance costs ($2.5 million), restructuring costs ($2.0 million) and lease cancellation charges ($1.6 million) incurred in connection with the closing of a regional office, the closing of two TC hospitals and the cancellation of a sub-acute unit project, and $5.0 million for employment-related lawsuits.
(c)	Includes employee retention costs of $2.2 million incurred in connection with the decision to allow the leases to expire for 54 nursing centers leased from Ventas.
(d)	Includes loss on divestiture of a hospital of $1.5 million.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2011 Quarters					2012 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data:
End of period data:
Number of hospitals:
Transitional care	88	117	117	118		118	117	116	116
Inpatient rehabilitation	—	5	5	5		6	6	6	6

	88	122	122	123		124	123	122	122

Number of licensed beds:
Transitional care	6,779	8,443	8,431	8,431		8,454	8,404	8,347	8,382
Inpatient rehabilitation	—	183	183	183		229	259	259	259

	6,779	8,626	8,614	8,614		8,683	8,663	8,606	8,641

Revenue mix %:
Medicare	60	60	60	62	60	62	61	61	62	62
Medicaid	8	8	7	7	8	6	6	6	6	6
Medicare Advantage	10	10	10	10	10	10	11	11	10	10
Commercial insurance and other	22	22	23	21	22	22	22	22	22	22
Admissions:
Medicare	8,451	8,829	10,884	11,560	39,724	12,312	11,485	11,244	11,372	46,413
Medicaid	1,073	1,130	1,205	1,127	4,535	1,010	1,032	1,025	957	4,024
Medicare Advantage	1,172	1,326	1,598	1,529	5,625	1,770	1,955	1,794	1,744	7,263
Commercial insurance and other	2,266	2,250	2,648	2,821	9,985	3,058	2,762	2,792	2,704	11,316

	12,962	13,535	16,335	17,037	59,869	18,150	17,234	16,855	16,777	69,016

Admissions mix %:
Medicare	65	65	67	68	66	68	67	67	68	67
Medicaid	8	8	7	7	8	5	6	6	6	6
Medicare Advantage	9	10	10	9	9	10	11	11	10	11
Commercial insurance and other	18	17	16	16	17	17	16	16	16	16
Patient days:
Medicare	218,164	235,567	272,091	282,293	1,008,115	302,761	288,696	280,855	284,824	1,157,136
Medicaid	44,528	44,351	47,768	47,568	184,215	44,748	43,088	46,307	44,504	178,647
Medicare Advantage	35,623	39,152	46,945	47,163	168,883	50,551	53,293	51,738	49,660	205,242
Commercial insurance and other	70,129	72,034	83,013	84,162	309,338	88,693	85,424	85,513	83,087	342,717

	368,444	391,104	449,817	461,186	1,670,551	486,753	470,501	464,413	462,075	1,883,742

Average length of stay:
Medicare	25.8	26.7	25.0	24.4	25.4	24.6	25.1	25.0	25.0	24.9
Medicaid	41.5	39.2	39.6	42.2	40.6	44.3	41.8	45.2	46.5	44.4
Medicare Advantage	30.4	29.5	29.4	30.8	30.0	28.6	27.3	28.8	28.5	28.3
Commercial insurance and other	30.9	32.0	31.3	29.8	31.0	29.0	30.9	30.6	30.7	30.3
Weighted average	28.4	28.9	27.5	27.1	27.9	26.8	27.3	27.6	27.5	27.3

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Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2011 Quarters					2012 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Hospital division data (continued):
Revenues per admission:
Medicare	$39,505	$40,246	$37,449	$37,739	$38,592	$38,597	$38,761	$38,434	$39,689	$38,866
Medicaid	42,342	41,699	41,087	45,382	42,604	46,380	44,774	45,536	46,241	45,720
Medicare Advantage	46,180	43,108	43,263	46,278	44,654	42,478	39,449	42,671	42,625	41,746
Commercial insurance and other	54,207	57,551	57,582	52,896	55,485	53,899	57,283	56,395	57,674	56,243
Weighted average	42,913	43,524	41,550	41,521	42,283	41,987	42,168	42,292	43,267	42,418
Revenues per patient day:
Medicare	$1,530	$1,508	$1,498	$1,545	$1,521	$1,570	$1,542	$1,539	$1,585	$1,559
Medicaid	1,020	1,062	1,036	1,075	1,049	1,047	1,072	1,008	994	1,030
Medicare Advantage	1,519	1,460	1,473	1,500	1,487	1,487	1,447	1,480	1,497	1,477
Commercial insurance and other	1,752	1,798	1,837	1,773	1,791	1,858	1,852	1,841	1,877	1,857
Weighted average	1,510	1,506	1,509	1,534	1,515	1,565	1,545	1,535	1,571	1,554
Medicare case mix index (discharged patients only)	1.21	1.22	1.17	1.14	1.18	1.18	1.17	1.15	1.14	1.16
Average daily census	4,094	4,298	4,889	5,013	4,577	5,349	5,170	5,048	5,023	5,147
Occupancy %	68.9	65.6	62.7	63.7	65.0	67.7	64.9	64.0	63.6	65.0
Annualized employee turnover %	21.2	22.1	21.4	20.3		21.8	22.2	21.1	20.1
Nursing center division data:
End of period data:
Number of facilities:
Nursing centers:
Owned or leased	220	220	220	220		220	220	220	219
Managed	4	4	4	4		4	4	4	4
Assisted living facilities	6	6	6	6		6	6	6	6

	230	230	230	230		230	230	230	229

Number of licensed beds:
Nursing centers:
Owned or leased	26,767	26,687	26,687	26,663		26,663	26,711	26,711	26,657
Managed	485	485	485	485		485	485	485	485
Assisted living facilities	413	413	413	413		413	341	341	341

	27,665	27,585	27,585	27,561		27,561	27,537	27,537	27,483

Revenue mix %:
Medicare	38	37	36	33	36	34	33	32	32	33
Medicaid	37	38	38	40	38	39	41	41	41	41
Medicare Advantage	7	7	7	7	7	8	7	7	7	7
Private and other	18	18	19	20	19	19	19	20	20	19

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2011 Quarters					2012 Quarters
	First	Second	Third	Fourth	Year	First	Second	Third	Fourth	Year
Nursing center division data (continued):
Patient days (a):
Medicare	370,395	358,760	345,362	334,156	1,408,673	342,567	328,011	313,642	312,728	1,296,948
Medicaid	1,232,620	1,229,517	1,255,418	1,248,442	4,965,997	1,218,903	1,215,623	1,226,855	1,218,616	4,879,997
Medicare Advantage	97,460	94,483	95,751	95,730	383,424	101,312	97,583	93,287	90,187	382,369
Private and other	425,414	435,667	436,074	441,362	1,738,517	422,983	412,403	423,070	419,346	1,677,802

	2,125,889	2,118,427	2,132,605	2,119,690	8,496,611	2,085,765	2,053,620	2,056,854	2,040,877	8,237,116

Patient day mix % (a):
Medicare	17	17	16	16	17	16	16	15	15	16
Medicaid	58	58	59	59	58	59	59	60	60	59
Medicare Advantage	5	4	5	4	5	5	5	4	4	5
Private and other	20	21	20	21	20	20	20	21	21	20
Revenues per patient day (a):
Medicare Part A	$537	$544	$550	$491	$531	$484	$483	$490	$504	$490
Total Medicare (including Part B)	579	589	599	544	578	536	538	546	548	542
Medicaid	172	173	174	176	174	176	178	179	181	179
Medicaid (net of provider taxes) (b)	155	156	155	156	156	156	158	158	160	158
Medicare Advantage	416	420	421	405	415	407	405	409	409	407
Private and other	235	240	243	241	240	248	250	250	251	249
Weighted average	267	268	268	258	265	261	261	260	262	261
Average daily census (a)	23,621	23,279	23,180	23,040	23,278	22,920	22,567	22,357	22,183	22,506
Admissions (a)	20,619	20,143	20,118	19,914	80,794	20,863	19,593	19,064	19,412	78,932
Occupancy % (a)	86.9	85.9	85.5	85.1	85.9	84.7	83.5	82.6	82.1	83.2
Medicare average length of stay (a)	32.9	33.4	33.0	32.1	32.8	31.8	32.2	32.8	31.3	32.0
Annualized employee turnover %	37.8	39.8	40.2	39.2		36.9	39.2	39.9	39.6
Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	50	36	23	23	30	23	22	22	21	22
Non-affiliated	50	64	77	77	70	77	78	78	79	78
Sites of service (at end of period)	641	1,848	1,835	1,774		1,722	1,730	1,735	1,726
Revenue per site	$178,812	$137,316	$137,643	$139,077	$592,848	$148,346	$147,507	$146,086	$142,529	$584,468
Therapist productivity %	80.6	81.6	80.5	80.1	80.4	80.3	80.4	80.5	80.5	80.4
Hospital rehabilitation services:
Revenue mix %:
Company-operated	94	54	29	31	42	38	38	38	37	38
Non-affiliated	6	46	71	69	58	62	62	62	63	62
Sites of service (at end of period):
Inpatient rehabilitation units	1	104	102	102		100	102	104	105
LTAC hospitals	93	97	99	115		125	125	123	123
Sub-acute units	8	22	23	25		19	20	20	21
Outpatient units	12	119	114	115		111	115	117	119
Other	5	8	7	8		5	5	5	5

	119	350	345	365		360	367	369	373

Revenue per site	$188,989	$199,661	$202,352	$192,410	$783,412	$206,580	$199,943	$194,848	$198,083	$799,454
Annualized employee turnover %	14.5	17.1	16.5	16.5		19.6	16.9	17.3	16.9

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(In thousands, except per share amounts)

	Three months ended December 31,				Year ended December 31,
	2012		2011		2012		2011
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Loss:
Amounts attributable to Kindred stockholders:
Loss from continuing operations:
As reported in Statement of Operations	$(80,682)	$(80,682)	$(65,476)	$(65,476)	$(33,414)	$(33,414)	$(47,815)	$(47,815)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(80,682)	$(80,682)	$(65,476)	$(65,476)	$(33,414)	$(33,414)	$(47,815)	$(47,815)

Discontinued operations, net of income taxes:
Loss from operations:
As reported in Statement of Operations	$(5)	$(5)	$(6,355)	$(6,355)	$(2,208)	$(2,208)	$(5,666)	$(5,666)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(5)	$(5)	$(6,355)	$(6,355)	$(2,208)	$(2,208)	$(5,666)	$(5,666)

Loss on divestiture of operations:
As reported in Statement of Operations	$(939)	$(939)	$—	$—	$(4,745)	$(4,745)	$—	$—
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(939)	$(939)	$—	$—	$(4,745)	$(4,745)	$—	$—

Net loss:
As reported in Statement of Operations	$(81,626)	$(81,626)	$(71,831)	$(71,831)	$(40,367)	$(40,367)	$(53,481)	$(53,481)
Allocation to participating unvested restricted stockholders	—	—	—	—	—	—	—	—

Available to common stockholders	$(81,626)	$(81,626)	$(71,831)	$(71,831)	$(40,367)	$(40,367)	$(53,481)	$(53,481)

Shares used in the computation:
Weighted average shares outstanding—basic computation	51,692	51,692	51,335	51,335	51,659	51,659	46,280	46,280

Dilutive effect of employee stock options		—		—		—		—
Dilutive effect of performance-based restricted shares		—		—		—		—

Adjusted weighted average shares outstanding—diluted computation		51,692		51,335		51,659		46,280

Loss per common share:
Loss from continuing operations	$(1.56)	$(1.56)	$(1.28)	$(1.28)	$(0.65)	$(0.65)	$(1.04)	$(1.04)
Discontinued operations:
Loss from operations	—	—	(0.12)	(0.12)	(0.04)	(0.04)	(0.12)	(0.12)
Loss on divestiture of operations	(0.02)	(0.02)	—	—	(0.09)	(0.09)	—	—

Net loss	$(1.58)	$(1.58)	$(1.40)	$(1.40)	$(0.78)	$(0.78)	$(1.16)	$(1.16)

(a)	Loss per common share is based upon the weighted average number of common shares outstanding during the respective periods. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method. However, because the Company reported a loss from continuing operations, there was no allocation to participating unvested restricted stockholders for all periods presented.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the fourth quarters and years ended December 31, 2012 and 2011 before certain charges or on a core basis. The charges that were excluded from core operating results are denoted in the table below.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 7.5% and 10.7% for the fourth quarter and year ended December 31, 2012, respectively, and an effective income tax rate of 20.0% and 27.8% for the fourth quarter and year ended December 31, 2011, respectively. Certain of the excluded charges for the fourth quarter and year ended December 31, 2012 are not deductible for income tax purposes thus resulting in a lower effective income tax rate than the comparable prior year periods.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the fourth quarters and years ended December 31, 2012 and 2011 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Detail of charges:
Severance, employee retention and restructuring costs	($4,938)	($647)	($10,424)	($16,769)
Lease cancellation charges (included in rent expense)	(176)	(1,819)	(1,691)	(1,819)
Employment-related lawsuits	—	—	(5,000)	—
Transaction costs	(767)	(4,492)	(2,681)	(33,937)
Impairment charges	(107,899)	(91,490)	(107,899)	(118,202)
Loss on hospital divestiture	—	(1,490)	—	(1,490)
Financing costs (in connection with RehabCare acquisition)	—	—	—	(13,802)

	(113,780)	(99,938)	(127,695)	(186,019)
Income tax benefit	8,507	20,020	13,636	51,728

Charges net of income taxes	(105,273)	(79,918)	(114,059)	(134,291)
Allocation to participating unvested restricted stockholders	—	—	—	—

Available to common stockholders	($105,273)	($79,918)	($114,059)	($134,291)

Weighted average diluted shares outstanding	51,692	51,335	51,659	46,280

Diluted loss per common share related to charges	($2.04)	($1.56)	($2.21)	($2.90)

Reconciliation of operating income before charges:
Operating income before charges	$227,555	$200,546	$869,634	$763,600
Detail of charges excluded from core operating results:
Severance, employee retention and restructuring costs	(4,938)	(647)	(10,424)	(16,769)
Employment-related lawsuits	—	—	(5,000)	—
Transaction costs	(767)	(4,492)	(2,681)	(33,937)
Impairment charges	(107,899)	(91,490)	(107,899)	(118,202)
Loss on hospital divestiture	—	(1,490)	—	(1,490)

	(113,604)	(98,119)	(126,004)	(170,398)

Reported operating income	$113,951	$102,427	$743,630	$593,202

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$24,591	$14,442	$80,645	$86,476
Charges net of income taxes	(105,273)	(79,918)	(114,059)	(134,291)

Reported loss from continuing operations	($80,682)	($65,476)	($33,414)	($47,815)

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.46	$0.28	$1.52	$1.83
Charges net of income taxes	(2.04)	(1.56)	(2.21)	(2.90)
Other	0.02	—	0.04	0.03

Reported diluted loss per common share from continuing operations	($1.56)	($1.28)	($0.65)	($1.04)

Weighted average diluted shares used to compute diluted income per common share from continuing operations before charges	51,984	51,371	51,815	46,587
Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	36.5%	35.0%	39.2%	36.6%
Impact of charges on effective income tax rate	-28.3%	-19.2%	541.0%	-32.8%

Reported effective income tax rate	8.2%	15.8%	580.2%	3.8%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.7 million and $0.2 million for the fourth quarters ended December 31, 2012 and 2011, respectively, and $1.9 million and $1.4 million for the years ended December 31, 2012 and 2011, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Announces Fourth Quarter Results

February 25, 2013

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2013—Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of February 25, 2013		As of January 7, 2013
	Low	High	Low	High
Operating income	$794	$810	$794	$810

Rent	387	387	387	387
Depreciation and amortization	189	189	189	189
Interest, net	113	113	113	113

Income from continuing operations before income taxes	105	121	105	121
Provision for income taxes	44	50	44	50

Income from continuing operations	61	71	61	71
Earnings attributable to noncontrolling interests	(1)	(1)	(1)	(1)

Income from continuing operations attributable to the Company	60	70	60	70
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$58	$68	$58	$68

Earnings per diluted share	$1.10	$1.30	$1.10	$1.30
Shares used in computing earnings per diluted share	52.7	52.7	52.7	52.7

(a)	The Company’s earnings guidance assumes (a) reductions in Medicare payments for rehabilitation therapy services, including those contained in the Taxpayer Relief Act, expected to range from $25 million to $30 million on an annual basis, and (b) sequestration cuts of 2% related to all of its Medicare revenues that will begin on April 1, 2013. In addition, the earnings guidance assumes that the previously announced exit in 2013 from 54 nursing centers leased from Ventas will be reflected as discontinued operations effective January 1, 2013. The earnings guidance also excludes the effect of any other reimbursement changes, any future acquisitions or dispositions, any impairment charges, any repurchases of common stock and an expected $25 million one-time bonus to be paid to approximately 47,000 employees who do not participate in the Company’s incentive compensation program.

- END -